                                                           EXHIBIT 3.1 (3)


                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                          CHART HOUSE ENTERPRISES, INC.

     Chart House Enterprises, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:     The Restated Certificate of Incorporation, as amended, of the
Corporation is hereby amended by replacing Article FIRST thereof in its entirety with the following:

       "FIRST: The name of the corporation is Angelo and Maxie's, Inc. (the "Corporation")."

     SECOND:    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     THIRD:     The foregoing amendment shall become effective on the filing date of this Certificate.

     This Certificate is executed on this 30th day of July, 2002.

CHART HOUSE ENTERPRISES, INC.


By:  /s/ Kenneth R. Posner
   -------------------------------
     Kenneth R. Posner
     President